Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Trustees of the SCBT N.A. Employees’ Savings Plan:

We consent to the incorporation by reference in Registration Statement Nos. (333-26029 and 333-103708) on Forms S-8 of our report dated June 27, 2012, with respect to the financial statements and supplemental schedule of SCBT N.A. Employees’ Savings Plan included in this Annual Report on Form 11-K for the year ended December 31, 2011.

/s/ Dixon Hughes Goodman LLP
Dixon Hughes Goodman LLP

Charlotte, North Carolina
June 27, 2012